QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 15, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASELLA WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0338873 (I.R.S. Employer Identification Number)
25 Greens Hill Lane Rutland, Vermont 05701 (802) 775-0325
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See inside front cover for information regarding Registrant Guarantors

John W. Casella
Chairman and Chief Executive Officer
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701
(802) 775-0325
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Stein, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

          Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          *Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the exchange act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered(1)	Amount to be registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3) price	Amount of Registration Fee(2)(4)

Class A Common Stock, $0.01 par value per share(5)

Preferred Stock, $0.01 par value per share

Debt Securities(6)

Warrants

Units(7)

Guarantees(8)

Total	$250,000,000	(1)	$250,000,000	$9,825

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities may be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)
Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, or the proposed maximum aggregate offering price. The amount to be registered, proposed maximum offering price per unit and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(4)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The Registrant previously paid a registration fee of $31,675 with respect to securities that were previously registered pursuant to the registration statement on Form S-3 (File No. 333-121088) initially filed by Casella Waste Systems, Inc. on December 8, 2004, of which none has been used thereunder. In accordance with Rule 457(p), $31,675 of the unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the registration fee payable with respect to the securities registered under this registration statement.

(5)
The aggregate amount of common stock registered hereunder for sale in an at the market offering is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(6)
Any series of debt securities may be guaranteed by one or more co-registrants.

(7)
Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.

(8)
No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

 Registrant Guarantors

Exact name of Registrant as specified in its charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
All Cycle Waste, Inc.	Vermont	4953	03-0343753
Atlantic Coast Fibers, Inc.	Delaware	4953	22-3507048
B. and C. Sanitation Corporation	New York	4953	16-1329345
Blue Mountain Recycling, LLC	Pennsylvania	4953	23-3032935
Bristol Waste Management, Inc.	Vermont	4953	03-0326084
C.V. Landfill, Inc.	Vermont	4953	03-0289078
Casella Albany Renewables, LLC	Delaware	4953	37-1573963
Casella Major Accounts Services, LLC	Vermont	4953	30-0297037
Casella Renewable Systems, LLC	Delaware	4953	51-0636932
Casella RTG Investors Co., LLC	Delaware	4953	03-0371573
Casella Transportation, Inc.	Vermont	4953	03-0357441
Casella Waste Management of Massachusetts, Inc.	Massachusetts	4953	03-0364282
Casella Waste Management of N.Y., Inc.	New York	4953	14-1794819
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania	4953	23-2876596
Casella Waste Management, Inc.	Vermont	4953	03-0272349
Casella Waste Services of Ontario, LLC	New York	4953	06-1725553
Chemung Landfill, LLC	New York	4953	13-4311132
Colebrook Landfill LLC	New Hampshire	4953	11-3760998
CWM All Waste LLC	New Hampshire	4953	54-2108293
Fairfield County Recycling, LLC	Delaware	4953	06-1296109
FCR Camden, LLC	Delaware	4953	22-3219896
FCR Florida, LLC	Delaware	4953	65-0510394
FCR Greensboro, LLC	Delaware	4953	56-1792979
FCR Greenville, LLC	Delaware	4953	58-2324930
FCR Morris, LLC	Delaware	4953	22-3386191
FCR Redemption, LLC	Delaware	4953	06-1418718
FCR Tennessee, LLC	Delaware	4953	62-1625160
FCR, LLC	Delaware	4953	56-2087628
Forest Acquisitions, Inc.	New Hampshire	4953	02-0479340
Grasslands Inc.	New York	4953	14-1782074
GroundCo LLC	New York	4953	57-1197475
Hakes C & D Disposal, Inc.	New York	4953	16-0431613
Hardwick Landfill, Inc.	Massachusetts	4953	04-3157789
Hiram Hollow Regeneration Corp.	New York	4953	14-1738989
The Hyland Facility Associates	New York	4953	16-1347028
K-C International, Ltd.	Oregon	4953	93-1230858
KTI Bio Fuels, Inc.	Maine	4953	22-2520171
KTI Environmental Group, Inc.	New Jersey	4953	22-2427727
KTI New Jersey Fibers, Inc.	Delaware	4953	22-3601504
KTI Operations Inc.	Delaware	4953	22-2908946
KTI Recycling of New England, LLC	Maine	4953	01-0203130
KTI Specialty Waste Services, Inc.	Maine	4953	22-3375082
KTI, Inc.	New Jersey	4953	22-2665282
Lewiston Landfill, LLC	Maine	4953	01-0840661
Maine Energy Recovery Company, Limited Partnership	Maine	4953	22-2493823
New England Waste Services of Massachusetts, Inc.	Massachusetts	4953	04-3489747
New England Waste Services of ME, Inc.	Maine	4953	01-0329311

New England Waste Services of N.Y., Inc.	New York	4953	14-1794820
New England Waste Services of Vermont, Inc.	Vermont	4953	03-0343930
New England Waste Services, Inc.	Vermont	4953	03-0338865
Newbury Waste Management, Inc.	Vermont	4953	03-0316201
NEWS of Worcester LLC	Massachusetts	4953	20-1970539
NEWSME Landfill Operations LLC	Maine	4953	20-0735025
North Country Environmental Services, Inc.	Virginia	4953	54-1496372
Northern Properties Corporation of Plattsburgh	New York	4953	14-1713791
Northern Sanitation, Inc.	New York	4953	14-1630373
PERC, Inc.	Delaware	4953	22-2761012
PERC Management Company Limited Partnership	Maine	4953	22-2673933
Pine Tree Waste, Inc.	Maine	4953	01-0513956
R.A. Bronson Inc.	New York	4953	16-1316393
Resource Recovery Systems, LLC	Delaware	4953	06-0900935
Resource Transfer Services, Inc.	Massachusetts	4953	04-3420289
Resource Waste Systems, Inc.	Massachusetts	4953	04-3333859
Schultz Landfill, Inc.	New York	4953	16-1550413
Southbridge Recycling & Disposal Park, Inc.	Massachusetts	4953	04-2964541
Sunderland Waste Management, Inc.	Vermont	4953	03-0326083
Templeton Landfill LLC	Massachusetts	4953	20-0735116
Trilogy Glass, LLC	New York	4953	06-1725554
U.S. Fiber, LLC	North Carolina	4953	56-2026037
Waste-Stream Inc.	New York	4953	14-1488894
Westfield Disposal Service, Inc.	New York	4953	16-1207720
Winters Brothers, Inc.	Vermont	4953	03-0351118

        The address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above is the same as those of Casella Waste Systems, Inc.

 Explanatory Note

        Casella Waste Systems, Inc. (the "Company") has previously filed a Registration Statement on Form S-3, File No. 333-121088 (the "Prior Registration Statement"), to register up to an aggregate dollar amount of $250,000,000 of its securities. The Prior Registration Statement was declared effective by the SEC on August 15, 2005. Upon effectiveness of this Registration Statement, it is intended that this Registration Statement will renew and replace the Prior Registration Statement and the Prior Registration Statement will be terminated. Pursuant to Rule 457(p) under the Securities Act, fees paid under the Prior Registration Statement associated with unsold securities offset the total dollar amount of the filing fee associated with this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 15, 2008

$250,000,000

CASELLA WASTE SYSTEMS, INC.

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units

          We may offer from time to time up to $250,000,000 aggregate dollar amount of any of: shares of our class A common stock; shares of our preferred stock, in one or more series; our debt securities, in one or more series, which may be senior subordinated debt securities, junior subordinated debt securities or debt securities with any other ranking; warrants to purchase our debt or equity securities; units consisting of all or some of these securities in any combination; or any combination of the foregoing.

          This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, any prospectus supplement, the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under "Where You Can Find More Information."

          This prospectus provides a general description of the securities we may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include, among other things:

  •
  in the case of class A common stock, the number of shares, purchase price, and terms of the offering and sale thereof;

  •
  in the case of preferred stock, the number of shares, purchase price, the designation and relative rights, preferences, limitations and restrictions, and the terms of the offering and sale thereof;

  •
  in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities;

  •
  in the case of warrants, the title, aggregate number, price at which they will be issued, exercise price, and designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants; and

  •
  in the case of units, the designation and the terms of the units and of any combination of securities listed above constituting the units, including whether and under what circumstances such securities may be traded separately.

          We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

          Our class A common stock is listed on the NASDAQ Stock Market and traded under the symbol "CWST." On October 14, 2008, the last reported sale price of our class A common stock was $9.16 per share. Any class A common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Stock Market.

          Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

          This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated October 15, 2008.

 SUMMARY

        This prospectus is part of a registration statement that Casella Waste Systems, Inc. and the co-registrants (collectively, the "registrants") filed with the Securities and Exchange Commission, which is commonly referred to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, the registrants may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. The registrants have provided to you in this prospectus a general description of the securities the registrants may offer. Each time the registrants sell securities, the registrants will provide a prospectus supplement that will contain specific information about the terms of that offering. The registrants may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should also read the documents we have incorporated by reference in this prospectus and in any prospectus supplement as well as the additional information described under the section of this prospectus entitled "Where You Can Find More Information."

        We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

Casella Waste Systems, Inc.

        Founded in 1975 with a single truck, Casella Waste Systems, Inc. is a vertically-integrated company. We provide resource management expertise and services to residential, commercial, municipal, and industrial customers, primarily in the areas of solid waste collection, transfer, disposal and recycling services. Our Company operates in fifteen states—we operate vertically integrated solid waste operations in Vermont, New Hampshire, New York, Massachusetts, and Maine; and stand alone materials processing facilities in Connecticut, Pennsylvania, New Jersey, North Carolina, South Carolina, Tennessee, Georgia, Florida, Michigan, and Wisconsin. As of August 29, 2008, the Company owned and/or operated 33 solid waste collection operations, 30 transfer stations, 37 recycling facilities, eight Subtitle D landfills, two landfills permitted to accept construction and demolition materials, and one waste-to-energy facility, as well as a 50% interest in a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber and a 16.2% interest in a company that markets an incentive based recycling service.

        Our class A common stock is listed on the NASDAQ Stock Market under the ticker symbol "CWST."

        Our principal executive offices are located at 25 Greens Hill Lane, Rutland, Vermont 05701. Our telephone number is (802) 775-0325. Our website address is www.casella.com. The information contained or incorporated in our website is not a part of this prospectus.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Please see the risk factors described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 30, 2008, which is incorporated by reference in this prospectus, and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

 SPECIAL NOTE REGARDING FORWARD LOOKING INFORMATION

        This prospectus, any prospectus supplement, and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Exchange Act. We use the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including without limitation, the factors referred to above under the caption "Risk Factors." These important factors also include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and in the documents incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(dollar amounts in thousands)

        Our consolidated ratio of earnings to fixed charges, our consolidated ratio of earnings to fixed charges and preferred stock dividends, and our deficiency of earnings to fixed charges and combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	April 30, 2004	April 30, 2005	April 30, 2006	April 30, 2007	April 30, 2008
Ratio of earnings to fixed charges	1.09	1.44	1.38	—	1.05
Ratio of earnings to combined fixed charges and preferred stock dividends	—	1.21	1.19	—	1.05
Deficiency of earnings to fixed charges	$—	$—	$—	$(25,772)	$—
Deficiency of earnings to combined fixed charges and preferred stock dividends	$(285)	$—	$—	$(31,180)	$—

        For purposes of determining the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, "earnings" consists of income or loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle before adjustment for income or loss from equity method investees, plus distributed earnings from equity method investees, plus fixed charges, less interest capitalized and "fixed charges" consists of interest expensed and capitalized, amortization of deferred financing costs, amortization of premium and the portion of operating leases deemed to be representative of the interest factor.

USE OF PROCEEDS

        Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplement to refinance certain existing indebtedness and for general corporate purposes, including acquisitions. We will set forth in a prospectus supplement relating to a specific offering our intended uses for the net proceeds to be received from our sale of securities in that offering. Pending any such uses, we intend to invest the proceeds in a variety of capital preservation investments, including short-term or long-term investment-grade, interest-bearing instruments.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by the prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  class A common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  warrants to purchase any of the securities listed above, in any combination; and

  •
  units consisting of all or some of the securities listed above, in any combination.

        This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, units and guarantees collectively as "securities." The total dollar amount of all securities (not including guarantees) that we may issue will not exceed $250,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

 DESCRIPTION OF COMMON STOCK

        The following description of our class A common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. Delaware corporate law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

        Under our certificate of incorporation we are authorized to issue 100,000,000 shares of class A common stock, $0.01 par value per share. As of the date of this prospectus, we are also authorized to issue 1,000,000 shares of class B common stock, 988,200 of which were issued and outstanding as of such date. We also describe the class B common stock below. As of October 14, 2008, we had 24,601,412 shares of class A common stock outstanding held by 505 stockholders of record, and 988,200 shares of class A common stock were issuable upon the conversion of outstanding shares of class B common stock. The only common stock that we would offer under this prospectus is class A common stock.

Common Stock

        The shares of our class A common stock and class B common stock are identical in all respects, except for voting rights and certain conversion rights and transfer restrictions in respect of the shares of our class B common stock, as described below. The number of authorized shares of any class or classes of our capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of our stock entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of Delaware corporate law or any corresponding provision hereinafter enacted.

         Voting.    On all matters submitted to a vote of our stockholders, the holders of our class A common stock are entitled to one vote per share, and the holders of our class B common stock are entitled to ten votes per share. The holders of all classes of our common stock entitled to vote will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, except that the holders of class A common stock, voting separately as a class, will at all times be entitled to elect one director, and such director may be removed, with or without cause, only by the holders of our class A common stock.

         Dividends.    The holders of our class A common stock and class B common stock are entitled to receive dividends if, as and when such dividends are declared by our board of directors out of assets legally available therefor, subject to any preferential rights of our preferred stock, if any. We may not make any dividend or distribution to any holder of any class of our common stock unless simultaneously with such dividend or distribution we make the same dividend or distribution with respect to each outstanding share of our common stock regardless of class. In the case of a dividend or other distribution payable in shares of a class of our common stock, including distributions pursuant to stock splits or divisions of common stock, only shares of our class A common stock may be distributed with respect to class A common stock, and only shares of our class B common stock may be distributed with respect to class B common stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of common stock, is payable in shares of a class of common stock, the number of shares of each class of common stock payable per share of such class of common stock shall be equal in number. In the case of dividends or other distributions consisting of our other voting securities or of voting securities of any corporation which is a wholly-owned subsidiary of ours, we shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects except that:

  •
  the voting rights of each such security issued to the holders of class A common stock shall be one-tenth of the voting rights of each such security issued to holders of class B common stock;

  •
  such security issued to holders of class B common stock shall convert into the security issued to the holders of class A common stock upon the same terms and conditions applicable to the conversion of class B common stock into class A common stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of our class B common stock; and

  •
  with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of ours, the respective voting rights of each such security issued to holders of class A common stock and class B common stock with respect to elections of directors shall otherwise be as comparable as is practicable to those of our class A common stock and class B common stock, respectively.

        In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, our voting securities or of voting securities of any corporation which is a wholly owned subsidiary of ours, we are required to provide that such convertible or exchangeable securities and the underlying securities are identical in all respects, including, without limitation, the conversion or exchange rate, except that the underlying securities shall have the same differences as they would have if we issued voting securities of ours or of a wholly-owned subsidiary of ours rather than issuing securities convertible into, or exchangeable for, such securities.

         Reclassification and Merger.    In the event we enter into any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of our common stock will be exchanged for or changed into either:

  •
  the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged or changed; provided, however, that if shares of common stock are exchanged for or changed into shares of capital stock, such share so exchanged for or changed into may differ to the extent and only to the extent that our class A common stock and class B common stock differ as provided in our certificate of incorporation; or

  •
  if holders of each class of common stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by our board of directors, equal to the value per share into which or for which each share of any other class of common stock is exchanged or changed.

         Liquidation.    In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and our other liabilities and after making provision for the holders of our preferred stock, if any, our remaining assets and funds, if any, will be divided among and paid ratably to the holders of our class A common stock and class B common stock treated as a single class.

         Other Provisions.    The holders of our class A common stock and class B common stock are not entitled to preemptive rights. None of the class A common stock or class B common stock may be subdivided or combined in any manner unless the other class of common stock is subdivided or combined in the same proportion. We may not make any offering of options, rights or warrants to subscribe for shares of class B common stock. If we make an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than class B common stock) to all holders of a class of common stock, then we are required to simultaneously make an identical offering to all holders of the other classes of common stock other than to any class the holders of which, voting as a separate class, agree that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of class A common stock and class B common stock the right to subscribe at the same rate per share.

         Listing.    Our class A common stock is listed on the NASDAQ Stock Market under the symbol "CWST."

         Transfer Agent and Registrar.    The transfer agent and registrar for our class A common stock is Computershare.

DESCRIPTION OF PREFERRED STOCK

         General.    Our certificate of incorporation authorizes our board of directors to issue up to 944,250 shares of preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. Currently, we have no designated series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in a certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price;

  •
  the dividend rate, period and payment date, and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares, when issued, will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

         Voting Rights.    Delaware corporate law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

         Other.    The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

Delaware Law and Charter and By-Laws

         Business Combinations.    We are subject to the provisions of Section 203 of Delaware corporate law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         Staggered Board of Directors.    Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes as nearly equal in size as possible, with no class having more than one director more than any other class, with staggered three-year terms. The director nominated by holders of our class A common stock and elected to office is a class II director. Our certificate of incorporation and by-laws provide that directors may be removed with or without cause by the vote of the holders of shares representing at least 75% of the votes which all of our stockholders would be entitled to cast at any election of directors, other than an election of the class A director. The class A director may be removed only by the holders of at least 75% of the outstanding shares of our class A common stock. Moreover, our certificate of incorporation and by-laws provide that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director's successor has been elected and qualified, or until his earlier death, resignation or removal. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

         Limitation of Liability; Indemnification.    Our certificate of incorporation provides that our directors and officers shall be indemnified by us under the circumstances described therein, except to the extent prohibited by Delaware corporate law. This indemnification covers all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with their services for or on behalf of us, if such officer or director acted in good faith and in a manner he reasonably believed to be in, and not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or to our stockholders for breaches of their fiduciary duty as directors, notwithstanding any provision of law imposing such liability, except to the extent prohibited by Delaware corporate law.

         Stockholder Action; Special Meeting of Stockholders.    Our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written action in lieu of a meeting. Our by-laws also provide that special meetings of stockholders may only be called by the president or by the chairman of our board of directors. Our by-laws provide that, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding advance notice to us. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders' meeting, and not by written consent.

         Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our by-laws provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

         Amendment to Certificate of Incorporation or By-Laws.    Delaware corporate law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the vote of the holders of shares representing at least 75% of the votes entitled to be cast to amend or repeal certain of the foregoing provisions of our certificate of incorporation. Generally, our by-laws may be amended or repealed by a majority vote of the board of directors present at any regular or special meeting of the board of directors or the holders of shares representing a majority of the votes entitled to be cast (with certain exceptions which require the vote of the holders of shares representing at least 75% of the votes entitled to be cast). The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding.

Certain Effects of Authorized but Unissued Stock

        We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

        The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under Delaware corporate law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue senior subordinated notes under a senior subordinated indenture dated as of January 24, 2003 between us and U.S. Bank National Association, as trustee. We will issue junior subordinated notes under a junior subordinated indenture which we will enter into with a trustee to be named in the prospectus supplement. We have filed these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior subordinated indenture and the junior subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior subordinated trustee or the junior subordinated trustee, as applicable. The indentures may be supplemented from time to time.

        The following summaries of material provisions of the senior subordinated notes, the junior subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior subordinated indenture and the junior subordinated indenture are identical.

        We conduct our operations through subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities.

General

        Except as set forth below under "Certain Covenants Related to Senior Subordinated Debt—Incurrence of Indebtedness and Issuance of Preferred Stock," neither indenture limits of the amount of debt securities that we may issue. The senior subordinated debt securities will be unsecured and will be subordinated to our senior indebtedness, including our credit facilities. The junior subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness and our senior subordinated debt securities.

Senior Subordinated Indenture

        Pursuant to the terms of the senior subordinated indenture, the following are the general terms relating to our senior subordinated notes:

  •
  the notes will be general unsecured obligations of our company;

  •
  the notes will be subordinated in right of payment to all existing and future Senior Debt;

  •
  the notes will be equal in right of payment to all of our future unsecured indebtedness that is subordinated in right of payment to any of our other indebtedness;

  •
  the notes will be senior in right of payment to any of our future indebtedness that expressly provides that it is junior in right of payment to the notes;

  •
  the notes will be unconditionally guaranteed by our Restricted Subsidiaries, other than any Foreign Subsidiary and certain inactive and insignificant Restricted Subsidiaries;

  •
  we will issue the notes in denominations of $1,000 and integral multiples of $1,000;

  •
  the notes will mature on February 1, 2013; and

  •
  interest on the notes will accrue at the rate of 9.75% per annum and will be payable semi-annually in arrears on February 1 and August 1. We will make each interest payment to the holders of record of the notes on the immediately preceding January 15 and July 15. Interest on the notes will accrue from the date of original issuance or, if the interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Junior Subordinated Indenture

        We will describe in the applicable prospectus supplement the following terms relating to a series of junior subordinated notes:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form, and, if so, the terms and who the depository will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the notes will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of debt;

  •
  the place where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

  •
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

  •
  whether we will be restricted from incurring any additional indebtedness;

  •
  a discussion on any material or special United States federal income tax considerations applicable to the notes;

  •
  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

Senior Subordinated Indenture

        The senior subordinated notes are not convertible into or exchangeable for common stock or other securities.

Junior Subordinated Indenture

        We will set forth in the applicable prospectus supplement the terms on which a series of junior subordinated notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of junior subordinated notes receive would be subject to adjustment.

Repurchase at the Option of Holders

Senior Subordinated Indenture

  Change of Control

        Pursuant to the terms of the senior subordinated indenture, if a Change of Control occurs, each holder of senior subordinated notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to a Change of Control Offer (the "Change of Control Offer"). In the Change of Control Offer, we will offer to pay an amount in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of senior subordinated notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior subordinated notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the senior subordinated indenture and described in such notice.

        On or before the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all senior subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered; and

  •
  deliver or cause to be delivered to the trustee the senior subordinated notes so accepted together with an officers' certificate stating the aggregate principal amount of senior subordinated notes or portions thereof being purchased by us.

        The paying agent will promptly mail to each holder of senior subordinated notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new senior subordinated note equal in principal amount to any unpurchased portion of the senior subordinated notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, we are required to either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of senior subordinated notes required by this covenant. We will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

        We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the senior subordinated indenture applicable to a Change of Control Offer made by us and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer.

        Notwithstanding the foregoing, we shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, we or a third party have made an offer to purchase (an "Alternate Offer") any and all senior subordinated notes validly tendered at a cash price equal to or higher than the Change of Control Payment and have purchased all senior subordinated notes properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit holders to withdraw any tenders of senior subordinated notes made into the Alternate Offer until the final expiration or consummation thereof.

        We will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of the senior subordinated indenture relating to a Change of Control Offer, we will not be deemed to have breached our obligations under the senior subordinated indenture by virtue of complying with such laws or regulations.

        The occurrence of a Change of Control would constitute an event of default under our Senior Credit Facility. In addition, the Senior Credit Facility prohibits, and the agreements governing any future Senior Debt may prohibit, us from purchasing any senior subordinated notes, and may also provide that certain change of control events with respect to us would constitute a default under such agreements. In the event a Change of Control occurs at a time when we are prohibited from purchasing senior subordinated notes, we could seek the consent of our senior lenders to the purchase of senior subordinated notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing senior subordinated notes. In such case, our failure to purchase tendered senior subordinated notes would constitute an event of default under the senior subordinated indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the senior subordinated indenture would likely restrict payments to the holders of senior subordinated notes.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior subordinated notes to require us to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole may be uncertain.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the senior subordinated indenture are applicable. Except as described above with respect to a Change of Control, the senior subordinated indenture does not contain provisions that permit the holders of the senior subordinated notes to require that we repurchase or redeem such notes in the event of a takeover, recapitalization or similar transaction.

Asset Sales

        We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

  •
  we or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of;

  •
  such fair market value, if in excess of $5.0 million, is determined in good faith by our board of directors and evidenced by a resolution of the board of directors set forth in an officers' certificate delivered to the trustee; and

  •
  at least 75% of the consideration therefor received by us or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash: (a) the amount of any liabilities shown on our or such Restricted Subsidiary's most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the senior subordinated notes or any Subsidiary Guarantee) that are assumed by another Person and from which we and our Restricted Subsidiaries are released from further liability; and (b) any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by us or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we may apply such Net Proceeds at our option:

  •
  to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to permanently reduce a corresponding amount of commitments with respect thereto;

  •
  to make an investment in or expenditures for assets (excluding securities other than Capital Stock of any Person that (A) is or becomes a Guarantor or (B) is merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, us or any Guarantor) that replace the assets that were the subject of the Asset Sale or that will be used in the Permitted Business ("Replacement Assets"); and/or

  •
  to redeem senior subordinated notes pursuant to any of the provisions of the senior subordinated indenture.

        Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the senior subordinated indenture.

        Any Net Proceeds from Asset Sales that are not applied as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will make an offer to

  •
  all holders of senior subordinated notes and

  •
  all holders of other Indebtedness that ranks pari passu with the senior subordinated notes containing provisions similar to those set forth in the senior subordinated indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase (an "Asset Sale Offer") the maximum principal amount of senior subordinated notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price for senior subordinated notes in any Asset Sale Offer will be equal to 100% of the principal amount of senior subordinated notes purchased, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of senior subordinated notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, we shall select the senior subordinated notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Accordingly, if any Excess Proceeds remain after consummation of an Asset Sale Offer, Casella may use such Excess Proceeds for any purpose not otherwise prohibited by the senior subordinated indenture.

        When any non-cash consideration received by us or any of our Restricted Subsidiaries in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents, such cash and Cash Equivalents must be applied in accordance with this covenant.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of the senior subordinated indenture relating to an Asset Sale Offer, we will not be deemed to have breached our obligations under the senior subordinated indenture by virtue of complying with such laws or regulations.

        The Senior Credit Facility currently prohibits us from purchasing any senior subordinated notes. In addition, the agreements governing any future Senior Debt may prohibit us from purchasing any senior subordinated notes. In the event the senior subordinated indenture requires us to make an Asset Sale Offer at a time when we are prohibited from purchasing senior subordinated notes, we could seek the consent of our senior lenders to the purchase of senior subordinated notes, use the proceeds of the Asset Sale to pay down such Senior Debt, or attempt to refinance the borrowings that contain such prohibitions. If we do not obtain such consents or repay or refinance such borrowings, we would remain prohibited from purchasing senior subordinated notes. In such case, our failure to purchase tendered senior subordinated notes would constitute an event of default under the senior subordinated indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the senior subordinated indenture would likely restrict payments to the holders of senior subordinated notes.

Junior Subordinated Indenture

        The junior subordinated indenture does not contain any provisions which would give the holders of junior subordinated notes the right to require us to repurchase all or any part of that holder's notes.

Events of Default Under the Indentures

        The following are events of default under the senior subordinated indenture:

  •
  if we fail to pay interest when due and our failure continues for 30 days;

  •
  if we fail to pay the principal, or premium, if any, when due;

  •
  if specified events of bankruptcy, insolvency or reorganization occur to us or any significant subsidiary of ours;

  •
  if we fail to comply with certain obligations to repurchase the senior subordinated notes at the option of the holders upon a change of control or asset sale;

  •
  if we fail to observe or perform any other covenant contained in the senior subordinated notes or the senior subordinated indenture, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated notes of the applicable series;

  •
  if we default under other debt instruments if the default is caused by a failure to make a payment of principal, interest or premium, or results in acceleration, and such other indebtedness exceeds $10.0 million;

  •
  if we fail to pay final judgments exceeding $10.0 million within 60 days; and

  •
  if a guarantee by one of our significant subsidiaries is held to be unenforceable or otherwise ceases to be in full force and effect.

        The following are events of default under the junior subordinated indenture:

  •
  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or deferred;

  •
  if we fail to observe or perform any other covenant contained in the junior subordinated notes or the junior subordinated indenture, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after notice is given by the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur to us.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series inconsistent directions within 45 days pursuant to the senior subordinated indenture, or 60 days pursuant to the junior subordinated indenture, as the case may be, after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes to enforce payment if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Senior Subordinated Indenture

        With respect to the senior subordinated indenture, we and the trustee may change the senior subordinated indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the senior subordinated indenture; and

  •
  to change anything that would provide additional rights or benefits to holders of the senior subordinated notes or that does not adversely affect the legal rights of any holder of senior subordinated notes under the senior subordinated indenture.

        In addition, under the senior subordinated indenture, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding notes affected:

  •
  reducing the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  •
  reducing the principal of or changing or having the effect of changing the fixed maturity of any note or altering certain provisions with respect to the redemption of the notes;

  •
  reducing the rate of or changing the time for payment of interest on any note;

  •
  making any note payable in money other than that stated in the notes;

  •
  waiving an uncured default in the payment of principal of or premium, if any, or interest on the senior subordinated notes (except a rescission of acceleration of the senior subordinated notes by the holders of at least a majority in aggregate principal amount of the senior subordinated notes and a waiver of the payment default that resulted from such acceleration);

  •
  impairing or affecting the right of any holder of senior subordinated notes to receive payment of principal of and interest on the senior subordinated notes on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or making any changes in the provisions of the senior subordinated indenture permitting holders of a majority in principal amount of senior subordinated notes to waive any past default and its consequences;

  •
  waiving certain redemption payments with respect to any senior subordinated note;

  •
  releasing any guarantor from any of its obligations under the senior subordinated indenture other than in accordance with the terms of the senior subordinated indenture;

  •
  in the event that a change of control has occurred or an asset sale has been consummated, amending, changing or modifying in any material respect our obligation to make and consummate an offer to redeem the senior subordinated notes with respect to such change of control or asset sale;

  •
  making any change to the provisions of the senior subordinated indenture relating to subordination (including the related definitions) that adversely affects the rights of the holders of the senior subordinated notes; or

  •
  making any change in the preceding amendment and waiver provisions.

Junior Subordinated Indenture

        With respect to the junior subordinated indenture, we and the trustee may amend or supplement the junior subordinated indenture or the junior subordinated notes without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the junior subordinated indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of junior subordinated notes of any series.

        In addition, under the junior subordinated indenture, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, the rate of interest, or reducing any premium payable upon the redemption of any notes; or

  •
  reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Senior Subordinated Indenture

        The senior subordinated indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for:

  •
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such senior subordinated notes when such payments are due from the trust referred to below;

  •
  our obligations with respect to the senior subordinated notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

  •
  the legal defeasance provisions of the senior subordinated indenture.

        In order to exercise our rights to be discharged, we must deposit into trust with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Junior Subordinated Indenture

        The junior subordinated indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost, destroyed or mutilated debt securities of the series;

  •
  maintain certain offices and paying agencies;

  •
  hold monies for payment in trust;

  •
  pay principal, interest and premiums;

  •
  compensate, reimburse and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, Registration and Transfer

        We will issue the notes of each series only in fully registered form without interest coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or definitive global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Holders" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

Junior Subordinated Indenture

        If we elect to redeem the junior subordinated notes of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any junior subordinated notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any junior subordinated notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any junior subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated notes we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in New York, New York as our sole paying agent for payments with respect to notes of each series. Our paying agent for the senior subordinated notes is U.S. Bank National Association. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        Under the terms of the junior subordinated indenture, all money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination

Senior Subordinated Indenture

        The payment of all obligations on or relating to the senior subordinated notes will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all obligations on our Senior Debt. Notwithstanding the foregoing, payments and distributions made from the trust established pursuant to the provisions described under "—Discharge" shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with certain requirements and did not violate the subordination provisions when they were made.

        The holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of Senior Debt before the holders of subordinated notes will be entitled to receive any payment or distribution of any kind or character with respect to any obligations on, or relating to, the subordinated notes (other than payments or distributions of Permitted Junior Securities) in the event of any distribution to our creditors:

  •
  in a total or partial liquidation, dissolution or winding up of Casella;

  •
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our assets;

  •
  in an assignment for the benefit of creditors; or

  •
  in any marshalling of our assets and liabilities.

        We also may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, the notes or acquire any notes for cash or assets or otherwise, other than payments or distributions of Permitted Junior Securities and payments and distributions made from the trust established pursuant to the provisions described under "—Discharge" so long as the payments into the trust were made in accordance with certain requirements and did not violate the subordination provisions when they were made, if:

  •
  a payment default on any Senior Debt occurs and is continuing beyond the applicable grace period, if any; or

  •
  any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

        Payments on and distributions with respect to any obligations on, or with respect to, the notes may and shall be resumed:

  •
  in the case of a payment default, upon the date on which all payment defaults are cured or waived; and

  •
  in case of a nonpayment default, the earliest of (x) the date on which all such nonpayment defaults are cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date on which the trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

        We must promptly notify holders of Senior Debt if payment of the senior subordinated notes is accelerated because of an event of default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Casella, holders of the senior subordinated notes may recover less ratably than our creditors who are holders of Senior Debt.

Junior Subordinated Indenture

        The junior subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness, including, without limitation, to the prior payment in full in cash or cash equivalents of all obligations on our Senior Debt, to the extent described in a prospectus supplement. The junior subordinated indenture does not limit the amount of junior subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Certain Covenants Related to Senior Subordinated Notes

        The restrictive covenants summarized below will apply (unless waived or amended) to notes issued pursuant to the senior subordinated indenture, unless the prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.

  Restricted Payments

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

  (i)
  declare or pay any dividend or make any other payment or distribution on account of our Equity Interests or any of our Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries) or to the direct or indirect holders of our Equity Interests or any of our Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Qualified Capital Stock or dividends or distributions payable to us or any of our Restricted Subsidiaries);

  (ii)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us or any of its Restricted Subsidiaries) any of our Equity Interests or of our any direct or indirect parent or of any of our Restricted Subsidiaries (other than any such Equity Interests owned by us or any of our Restricted Subsidiaries);

  (iii)
  make any payment on or with respect to, or purchase, redeem, prepay, decrease, defease or otherwise acquire or retire for value, any Indebtedness that is expressly subordinated in right of payment to the senior subordinated notes or any Subsidiary Guarantee, except (x) any payment of interest or principal at the Stated Maturity thereof, (y) any payment made with Qualified Capital Stock and (z) any payment made to us or any of our Restricted Subsidiaries; or

  (iv)
  make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default has occurred and is continuing or would occur as a consequence thereof;

  (2)
  we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) (only to the extent payable to us or any of our Restricted Subsidiaries), (5), (7) and (8) of the next succeeding paragraph), is less than the sum (the "Basket"), without duplication, of

  (a)
  50% of our Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds received by us since the Issue Date from the issuance and sale of Qualified Capital Stock or from the issuance and sale of convertible or exchangeable Disqualified Capital Stock or Indebtedness of us or any of our Restricted Subsidiaries that has been converted into or exchanged for Qualified Capital Stock (other than any issuance and sale to one of our Subsidiaries), less the amount of any cash, or the fair market value of any other assets, distributed by us or any of our Restricted

      Subsidiaries upon such conversion or exchange (other than to us or any of our Restricted Subsidiaries), plus

    (c)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of (x) any amount received in cash by us or any of our Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by us or any of our Restricted Subsidiaries upon the sale or other disposition of, the investee (other than one of our Unrestricted Subsidiaries) of any Investment made by us and our Restricted Subsidiaries since the Issue Date; provided that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by us or any of our Restricted Subsidiaries in such investee subsequent to the Issue Date, plus

    (d)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of (x) any amount received in cash by us or any of our Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary and (y) the fair market value of the net assets of an Unrestricted Subsidiary, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, us or any of our Restricted Subsidiaries, multiplied by our proportionate interest in such Subsidiary; provided that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by us or any of our Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date, plus

    (e)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of the amount of any Investment made (and treated as a Restricted Payment) since the Issue Date in a Person that subsequently becomes our Restricted Subsidiary.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the senior subordinated indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of (a) any of our Indebtedness or any Indebtedness of any Guarantor that is expressly subordinated in right of payment to the senior subordinated notes or any Subsidiary Guarantee or (b) any of our Equity Interests or any Equity Interests of our Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale (other than to any of our Subsidiaries) of, Qualified Capital Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Basket;

  (3)
  the redemption, repurchase, retirement, defeasance or other acquisition of any of our Indebtedness or any Indebtedness of any Guarantor which is expressly subordinated in right of payment to the senior subordinated notes or any Subsidiary Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or other distribution of earnings and profits by a Restricted Subsidiary to the holders of all of our Equity Interests on a pro rata basis or to the holders of the Equity Interests of GreenFiber in accordance with the terms of the limited liability company agreement governing GreenFiber, as in effect at the time of such payment;

  (5)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

  (6)
  as long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase or other acquisition of Equity Interests constituting restricted stock repurchased from one of our employees or an employee of any of our Restricted Subsidiaries in connection with the termination of employment of such employee, in an amount not to exceed the net cash proceeds received from such terminated employee upon issuance of such Equity Interests; and

  (7)
  Restricted Payments not to exceed $5.0 million in the aggregate since the Issue Date.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities having a fair market value in excess of $5.0 million that are required to be valued by this covenant shall be determined in good faith by our board of directors, whose resolution with respect thereto shall be delivered to the trustee. The board of directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, we shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the senior subordinated indenture.

        In determining whether any Restricted Payment is permitted by the foregoing covenant, we may allocate or reallocate all or any portion of such Restricted Payment between clauses (6) and (8) of the second paragraph of this "—Restricted Payments" covenant or between such clauses and the Basket; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under such provisions.

  Incurrence of Indebtedness and Issuance of Preferred Stock

  (i)
  We may not, and we will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and (ii) we will not issue any Disqualified Capital Stock and will not permit any of our Restricted Subsidiaries to issue any shares of Preferred Stock; provided that we or any Guarantor may incur Indebtedness (including Acquired Debt), and we may issue Disqualified Capital Stock, if the Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0 (this proviso, the "Coverage Ratio Exception").

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  Indebtedness and letters of credit under the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed $375.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by us or any of our Subsidiaries since the date of the senior subordinated indenture to repay Indebtedness under the Senior Credit Facility;

  (2)
  the senior subordinated notes issued on the Issue Date, the Exchange Notes and the Subsidiary Guarantees thereof;

  (3)
  Capital Lease Obligations and Purchase Money Obligations, and Permitted Refinancing Indebtedness thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

  (4)
  Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, (x) Existing Indebtedness or (y) Indebtedness incurred under the Coverage Ratio Exception or clause (2) of this paragraph or this clause (4);

  (5)
  Indebtedness owed by us or any of our Restricted Subsidiaries to us or any of our Restricted Subsidiaries; provided that:

  (a)
  if we or any Guarantor are the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated notes, in our case, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

  (b)
  (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or one of our Wholly Owned Restricted Subsidiaries and (y) any sale or other transfer of any such Indebtedness to a Person that is not either us or one of our Wholly Owned Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

  (6)
  Hedging Obligations with respect to (a) interest rates on any Indebtedness that is permitted by the terms of the senior subordinated indenture to be outstanding, (b) foreign currency exchange rates, (c) prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or (d) the price of fuel required for the operations of our businesses and the business of our Restricted Subsidiaries; provided that (i) any such Hedging Obligation of the type described in clauses (b) through (d) will be permitted by this clause (6) only if it was entered into to protect us and our Restricted Subsidiaries from fluctuations in foreign currency exchange rates, the prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or fuel covered by such agreements, as applicable, and not for speculative purposes, (ii) in the case of Hedging Obligations of the type described in clause (a) above, any such Hedging Obligations will be permitted by this clause (6) only to the extent the notional principal amount of such Hedging Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate and (iii) in the case of Hedging Obligations of the type described in clause (b) above, such Hedging Obligations do not increase our Indebtedness and the Indebtedness of our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (7)
  obligations in the ordinary course of business in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion bonds and bid guarantees with respect to our assets or business or the assets or business of any of our Restricted Subsidiaries;

  (8)
  (x) the Guarantee by us or any Guarantor of our Indebtedness or Indebtedness of a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is permitted to be incurred by another provision of the senior subordinated indenture;

  (9)
  indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of Casella or any of its Restricted Subsidiaries or Capital Stock of any of its Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all of such obligations outstanding under this clause (9) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by us and our Restricted Subsidiaries in connection with such dispositions;

  (10)
  Acquired Debt incurred by the debtor prior to the time that the debtor thereunder was acquired by or merged into us or any of our Subsidiaries, or prior to the time that the related asset was acquired by us or any of our Subsidiaries, and was not incurred in connection with, or in contemplation of, such acquisition or merger, and Permitted Refinancing Indebtedness thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

  (11)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence; and

  (12)
  additional Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding.

        Notwithstanding any other provision in this covenant, the maximum amount of Indebtedness that we or any of our Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in exchange rates of currencies. The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to incur such obligation. For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the Coverage Ratio Exception, we will be permitted to divide and classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant (provided that all Indebtedness outstanding under the Senior Credit Facility on the Issue Date shall be deemed to have been incurred pursuant to clause (1) above).

  No Senior Subordinated Debt

        We will not, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any of our Senior Debt and senior in any respect in right of payment to the senior subordinated notes. No Guarantor will, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness solely because it is not so Guaranteed.

  Liens

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the senior subordinated indenture and the senior subordinated notes are secured on an equal and ratable basis with the obligation so secured until such time as such is no longer secured by a Lien; provided that if such obligation is by its terms expressly subordinated to the senior subordinated notes or any Subsidiary Guarantee, the Lien securing such obligation shall be subordinate and junior to the Lien securing the senior subordinated notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the senior subordinated notes and the Subsidiary Guarantees.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on or in respect of its Equity Interests to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to us or any of our Restricted Subsidiaries;

  (2)
  make loans or advances to us or any of our Restricted Subsidiaries; or

  (3)
  transfer any of our properties or assets to us or any of our Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the Senior Credit Facility or any Existing Indebtedness, in each case, as in effect on the date of the senior subordinated indenture and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility or such Existing Indebtedness, as in effect on the date of the senior subordinated indenture;

  (2)
  the senior subordinated indenture and the senior subordinated notes;

  (3)
  applicable law, rule, regulation or order of any governmental authority;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the senior subordinated indenture to be incurred;

  (5)
  customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  Purchase Money Obligations that impose restrictions only on the property acquired of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; provided that such sale or disposition is made in compliance with the provisions of the senior subordinated indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (8)
  Permitted Refinancing Indebtedness; provided that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "—Liens" that limit our right or the rights of any of our Restricted Subsidiaries to dispose of the assets subject to such Lien;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business; and

  (12)
  any agreement relating to a Sale and Leaseback Transaction or Capital Lease Obligation, in each case, otherwise permitted by the senior subordinated indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Leaseback Transaction or capital lease.

  Transactions with Affiliates

        We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of our properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of our Affiliates (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

  (2)
  we deliver to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of our board of directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of our Disinterested Directors, if there are any such Disinterested Directors; and

    (b)
    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or in excess of $2.0 million if such transaction has not been approved by a majority of the Disinterested Directors or if at such time there are no Disinterested Directors, an opinion as to the fairness of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions exclusively between or among us and/or one or more of our Restricted Subsidiaries; provided, in each case, such transaction is not otherwise prohibited by the senior subordinated indenture and that no Affiliate of ours (other than a Restricted Subsidiary) owns any Equity Interests in any Restricted Subsidiary that is a party to such transaction;

  (2)
  any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of our board of directors not materially less favorable to us or such Restricted Subsidiary than the original agreement as in effect on the Issue Date;

  (3)
  any employment, compensation, benefit or indemnity agreements, arrangements or plans in respect of any officer, director, employee or consultant of us or any of our Restricted Subsidiaries entered into in the ordinary course of business and approved by our board of directors;

  (4)
  loans and advances permitted by clause (6) of the definition of "Permitted Investments;"

  (5)
  transactions between us or any of our Restricted Subsidiaries and GreenFiber; provided, in each case, that (i) such transaction (a) is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person and (b) is not otherwise prohibited by the senior subordinated indenture and (ii) that no Affiliate of ours (other than a Restricted Subsidiary) owns any Equity Interests in any Person that is a party to such transaction;

  (6)
  the issuance and sale of Qualified Capital Stock; and

  (7)
  Restricted Payments (other than Investments) that are permitted by the provisions of the senior subordinated indenture described under the caption "—Restricted Payments."

  Additional Subsidiary Guarantees

        If we or any of our Restricted Subsidiaries transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of the senior subordinated indenture or transfers or causes to be transferred, in any one transaction or a series of related transactions, any assets in excess of $1,000 to any Restricted Subsidiary (other than a Foreign Subsidiary or our captive insurance subsidiary) that is not a Guarantor, or designates any Unrestricted Subsidiary (other than a Foreign Subsidiary) as a Restricted Subsidiary, then that newly acquired, created, capitalized or designated Restricted Subsidiary must become a Guarantor and shall, within ten business days of the date on which it was so acquired, created, capitalized or designated:

  •
  execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of our obligations under the senior subordinated notes and the senior subordinated indenture on the terms set forth in the senior subordinated indenture; and

  •
  deliver to the trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

        Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the senior subordinated indenture.

        Notwithstanding the preceding paragraph, any Subsidiary Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances set forth in the senior subordinated debenture. The form of the Subsidiary Guarantee will be attached as an exhibit to the senior subordinated indenture.

  Designation of Restricted and Unrestricted Subsidiaries

        Our board of directors may designate (a "Designation") any Restricted Subsidiary to be an Unrestricted Subsidiary if such Designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or for Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such Designation in accordance with the provisions of the second to last paragraph under "—Restricted Payments." Such Designation will be permitted only if such Investment would be a Permitted Investment or otherwise would at the time of such Designation not be prohibited under provisions of the senior subordinated indenture described under the caption "—Restricted Payments."

        Our board of directors may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"); provided that (a) no Default exists at the time of or after giving effect to such Revocation; and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of the senior subordinated indenture.

        Any such Designation or Revocation by our board of directors after the Issue Date shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of our board of directors giving effect to such Designation or Revocation and an officers' certificate certifying that such Designation or Revocation complied with the foregoing provisions.

  Sale and Leaseback Transactions

        We will not, and will not permit any of our Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that we or any of our Restricted Subsidiaries that is a Guarantor may enter into a Sale and Leaseback Transaction if:

  (1)
  we or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;"

  (2)
  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the board of directors and set forth in an officers' certificate delivered to the trustee, of the assets that are the subject of such Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and we apply the proceeds of such transaction in compliance with, the provisions of the senior subordinated indenture relating to the sale of assets (unless the sale of such assets would not constitute an Asset Sale under the definition of "Asset Sale").

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

        We will not, and will not permit any of our Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any of our Wholly Owned Restricted Subsidiaries to any Person (other than ourselves or our Wholly Owned Restricted Subsidiaries), unless the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of the senior subordinated indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales." In addition, we will not permit any of our Wholly Owned Restricted Subsidiaries to issue any of their Equity Interests (other than, if necessary, shares of their Capital Stock constituting directors' qualifying shares) to any Person other than to us or our Wholly Owned Restricted Subsidiaries. This covenant will not apply with respect to the Equity Interests of GreenFiber or any of its Subsidiaries or its direct parent if or when GreenFiber becomes our Wholly Owned Restricted Subsidiary.

  Business Activities

        We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  Payments for Consent

        We will not, and will not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of senior subordinated notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the senior subordinated indenture or the senior subordinated notes unless such consideration is offered to be paid and is paid to all holders of the senior subordinated notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Consolidation, Merger or Asset Sale

Senior Subordinated Indenture

  (a)
  We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of our properties or assets (determined on a consolidated basis for us and our Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

  (1)
  either: (A) we are the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the "Surviving Person") is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

    (2)
    the Surviving Person assumes all our obligations under the senior subordinated notes, and the senior subordinated indenture pursuant to agreements reasonably satisfactory to the trustee;

    (3)
    immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

    (4)
    we or the Surviving Person: (x) will have a Consolidated Net Worth immediately after the transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction; and (y) will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

        The foregoing clauses (3) and (4) shall not apply to (a) a merger or consolidation of any Restricted Subsidiary with or into us or (b) a transaction solely for the purpose of and with the effect of reincorporating us in another jurisdiction and/or forming a holding company to hold all of our Capital Stock or forming an intermediate holding company to hold all of the Capital Stock of our Subsidiaries.

        In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which we are not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise all of our rights and powers, and we will be discharged from all obligations and covenants under the senior subordinated indenture and the senior subordinated notes.

  (b)
  No Guarantor may, and we will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

  (1)
  immediately after such transaction, no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee and the senior subordinated indenture pursuant to agreements reasonably satisfactory to the trustee.

        The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into us or any other Guarantor so long as we or a Guarantor survives such consolidation or merger or (y) the sale by consolidation or merger of a Guarantor, which sale is covered by and complies with the provisions of the senior subordinated indenture described under "—Repurchase at the Option of Holders—Asset Sales."

  (c)
  We will deliver to the trustee prior to the consummation of each proposed transaction an officers' certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with the senior subordinated indenture.

Definitions Related to the Senior Subordinated Indenture

        We have summarized below the definitions of some of the terms used in the senior subordinated indenture. In the definitions, all references to "us," "we," or "our" means Casella Waste Systems, Inc. only.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or which is assumed by such specified Person at the time such specified Person acquires the assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or selling its assets to, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

  (a)
  the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices (such inventory to include solid waste, recyclables and other by-products of the wastestream collected by Casella and its Restricted Subsidiaries and sold to, or disposed of with, third parties in the ordinary course of business consistent with past practices); and

  (b)
  the issuance of Equity Interests by any of Casella's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries or the sale of Equity Interests held by Casella or its Restricted Subsidiaries in any of its Unrestricted Subsidiaries.

        Notwithstanding the preceding, the following shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that (x) involves assets having a fair market value of less than $5.0 million or (y) results in net proceeds to Casella and its Restricted Subsidiaries of less than $5.0 million;

  (2)
  a transfer of assets between or among Casella and/or one or more of its Wholly Owned Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by, or a transfer of Equity Interests in, a Wholly Owned Restricted Subsidiary to Casella or to another Wholly Owned Restricted Subsidiary;

  (4)
  the sale, lease, conveyance or other disposition of the assets or Equity Interests of the Specified Assets for fair market value thereof; provided that the aggregate net proceeds thereof are used as provided in clause (1), (2) or (3) of the second paragraph of Section 4.13 of the Indenture or to fund working capital of Casella and its Restricted Subsidiaries;

  (5)
  disposals or replacements in the ordinary course of business of equipment that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Casella and its Restricted Subsidiaries;

  (6)
  the sale or disposition of cash or Cash Equivalents;

  (7)
  the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

  (8)
  the granting or existence of Liens (and foreclosure thereon) not prohibited by the Indenture; and

  (9)
  a Restricted Payment or a Permitted Investment that is not prohibited by Section 4.11 of the senior subordinated indenture.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  a marketable obligation, maturing within one year after issuance thereof, issued, guaranteed or insured by the government of the United States of America or an instrumentality or agency thereof;

  (2)
  demand deposits, certificates of deposit, eurodollar time deposits, banker's acceptances, in each case, maturing within one year after issuance thereof, and overnight bank deposits, in each case, issued by any lender under the Senior Credit Facility, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1 / 3% of all Investments described in this definition;

  (3)
  open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency;

  (4)
  repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

  (5)
  shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of the assets of which consist of the type specified in clauses (1) through (4) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of securities representing 35% or more of the voting power of all Voting Stock of Casella; or

  (2)
  Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Casella; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Casella and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holder; or

  (4)
  Casella consolidates with, or merges with or into, any Person other than the Permitted Holder, or any Person other than the Permitted Holder consolidates with, or merges with or into, Casella, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Casella is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Casella outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person or the parent of such surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person or the parent of such surviving or transferee Person immediately after giving effect to such issuance; or

  (5)
  the adoption by the stockholders of Casella of a plan or proposal for the liquidation or dissolution of Casella.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

  (1)
  Consolidated Net Income, and

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  •
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

  •
  Consolidated Interest Expense, and

  •
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the Transaction Date to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

        For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness, other than the incurrence, repayment or redemption of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence, repayment or redemption, as the case may be, occurred on the first day of the Four Quarter Period.

        In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by Casella or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Fixed Charges and the change in Consolidated EBITDA, resulting therefrom) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Casella or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

        If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a Person other than Casella or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

  (1)
  Consolidated Interest Expense, plus

  (2)
  the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period (provided that dividends paid by the increase in liquidation preference, or the issuance, of Disqualified Capital Stock shall be valued at the amount of such increase in liquidation preference or the value of the liquidation preference of such issuance, as applicable).

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

  •
  any amortization of debt discount and amortization or write-off of deferred financing costs, excluding (x) the write-off of deferred financing costs as a result of the prepayments of Indebtedness on the Issue Date described in the Offering Circular and (y) the amortization of deferred financing costs recorded as of the Issue Date in connection with the Notes and the Senior Credit Facility;

  •
  the net costs under Hedging Obligations, excluding the cost of terminating interest rate swaps in connection with the prepayment of Indebtedness on the Issue Date described in the Offering Circular;

  •
  all capitalized interest; and

  •
  the interest portion of any deferred payment obligation;

  (2)
  the interest component of Capital Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

  (3)
  all interest on any Indebtedness of the type described in clause (a) or (b) of the concluding sentence of the first paragraph of the definition of "Indebtedness."

        "Consolidated Net Income" means, with respect to any Person (such Person, for purposes of this definition, the "Referent Person"), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication,

  (1)
  after-tax gains or losses on Asset Sales or other asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

  (2)
  after-tax extraordinary gains or extraordinary losses determined in accordance with GAAP;

  (3)
  the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

  (4)
  the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a Wholly Owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (3) above);

  (5)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (6)
  the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

  (7)
  in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (8)
  gains or losses from the cumulative effect of any change in accounting principles; and

  (9)
  the write-off of deferred financing costs as a result of, and the costs of terminating interest rate swaps in connection with, the prepayments of Indebtedness on the Issue Date described in the Offering Circular.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

  (1)
  the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

  (2)
  the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Continuing Director" means, as of any date of determination, any member of the board of directors of Casella who:

  (1)
  was a member of such board of directors on the date of this Indenture; or

  (2)
  was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

        "Coverage Ratio Exception" has the meaning set forth in the first paragraph of Section 4.10 of the Indenture.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an event of default as described under "—Events of Default Under the Indentures."

        "Designated Senior Debt" means (1) the Senior Credit Facility and all Hedging Obligations with respect thereto and (2) any other Senior Debt permitted under the Indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Casella as "Designated Senior Debt."

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of Casella who (1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or employee of any Person (other than Casella or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

        "Disqualified Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is

  (1)
  required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes; or

  (2)
  convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a "change of control" or "asset sale" will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Exchange Notes" has the meaning set forth in the Exchange and Registration Rights Agreement.

        "Existing Indebtedness" means Indebtedness of Casella and its Restricted Subsidiaries in existence on the Issue Date (after giving effect to the use of proceeds from the offering of the Notes on the Issue Date and the initial borrowings under the Senior Credit Facility as described in the Offering Circular under the caption "Use of Proceeds") other than Indebtedness under the Senior Credit Facility and Indebtedness owed to Casella or any of its Subsidiaries, until such amounts are repaid.

        "Foreign Subsidiary" means any Restricted Subsidiary of Casella organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

        "GreenFiber" means US GreenFiber LLC, a Delaware limited liability company.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  each of the following Restricted Subsidiaries of Casella:

    All Cycle Waste, Inc., a Vermont corporation;
    Atlantic Coast Fibers, Inc., a Delaware corporation;
    B. and C. Sanitation Corporation, a New York corporation;
    Blue Mountain Recycling, LLC, a Pennsylvania limited liability company;
    Bristol Waste Management, Inc., a Vermont corporation;
    C.V. Landfill, Inc., a Vermont corporation;
    Casella Albany Renewables LLC, a Delaware limited liability company;
    Casella Major Accounts Services, LLC, a Vermont limited liability company;
    Casella Renewable Systems, LLC, a Delaware limited liability company;
    Casella RTG Investors Co., LLC, a Delaware limited liability company;
    Casella Transportation, Inc., a Vermont corporation;
    Casella Waste Management of Massachusetts, Inc., a Massachusetts corporation;
    Casella Waste Management of N.Y., Inc., a New York corporation;
    Casella Waste Management of Pennsylvania, Inc., a Pennsylvania corporation;
    Casella Waste Management, Inc., a Vermont corporation;
    Casella Waste Services of Ontario, LLC a New York limited liability company;
    Chemung Landfill, LLC, a New York limited liability company;
    Colebrook Landfill LLC, a New Hampshire limited liability company;
    CWM All Waste, LLC, a New Hampshire limited liability company;
    Fairfield County Recycling, Inc., a Delaware corporation;
    FCR Camden, LLC, a Delaware limited liability company;
    FCR Florida, LLC, a Delaware limited liability company;
    FCR Greensboro, LLC, a Delaware limited liability company;
    FCR Greenville, LLC, a Delaware limited liability company;
    FCR Morris, LLC, a Delaware limited liability company;
    FCR Redemption, LLC, a Delaware limited liability company;
    FCR Tennessee, LLC, a Delaware limited liability company;
    FCR, LLC, a Delaware limited liability company;
    Forest Acquisitions, Inc., a New Hampshire corporation;
    Grasslands Inc., a New York corporation;
    Ground Co., LLC, a New York limited liability company;
    Hakes C & D Disposal, Inc., a New York corporation;
    Hardwick Landfill, Inc., a Massachusetts corporation;
    Hiram Hollow Regeneration Corp., a New York corporation;
    The Hyland Facility Associates, a New York general partnership;
    K-C International, Ltd., an Oregon corporation;
    KTI Bio Fuels, Inc., a Maine corporation;
    KTI Environmental Group, Inc., a New Jersey corporation;
    KTI New Jersey Fibers, Inc., a Delaware corporation;
    KTI Operations Inc., a Delaware corporation;
    KTI Recycling of New England, LLC, a Maine limited liability company;
    KTI Specialty Waste Services, Inc., a Maine corporation;
    KTI, Inc., a New Jersey corporation;
    Lewiston Landfill, LLC, a Maine limited liability company;
    Maine Energy Recovery Company, Limited Partnership, a Maine limited partnership;
    New England Waste Services of Massachusetts, Inc., a Massachusetts corporation;
    New England Waste Services of ME, Inc., a Maine corporation;
    New England Waste Services of N.Y., Inc., a New York corporation;

    New England Waste Services of Vermont, Inc., a Vermont corporation;
    New England Waste Services, Inc., a Vermont corporation;
    Newbury Waste Management, Inc., a Vermont corporation;
    News of Worcester, LLC, a Massachusetts limited liability company;
    NEWSME Landfill Operations, LLC, a Maine limited liability company;
    North Country Environmental Services, Inc., a Virginia corporation;
    Northern Properties Corporation of Plattsburgh, a New York corporation;
    Northern Sanitation, Inc., a New York corporation;
    PERC, Inc., a Delaware corporation;
    PERC Management Company Limited Partnership, a Maine limited partnership;
    Pine Tree Waste, Inc., a Maine corporation;
    R.A. Bronson Inc., a New York corporation;
    Resource Recovery Systems, LLC, a Delaware limited liability corporation;
    Resource Transfer Services, Inc., a Massachusetts corporation;
    Resource Waste Systems, Inc., a Massachusetts corporation;
    Schultz Landfill, Inc., a New York corporation;
    Southbridge Recycling and Disposal Park, Inc., a Massachusetts corporation;
    Sunderland Waste Management, Inc., a Vermont corporation;
    Templeton Landfill, LLC, a Massachusetts limited liability company;
    Trilogy Glass, LLC, a New York limited liability company;
    U.S. Fiber, LLC, a North Carolina limited liability company;
    Waste-Stream Inc., a New York corporation;
    Westfield Disposal Service, Inc., a New York corporation;
    Winter Brothers, Inc., a Vermont corporation;
    and

  (2)
  each other Subsidiary of Casella that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns, and in each case, until such Person is released from its Subsidiary Guarantee in accordance with the provisions of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign currency collar agreements, foreign currency hedging agreements or foreign currency swap agreements or other similar arrangements or agreements; and

  (2)
  forward contracts, commodity swap agreements, commodity option agreements or other similar agreements or arrangements.

        "Holder" means the registered holder of any Note.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

  (6)
  representing any Hedging Obligations;

  (7)
  representing any Disqualified Capital Stock of such Person and any Preferred Stock issued by a Restricted Subsidiary of such Person; or

  (8)
  in respect of Attributable Debt,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Capital Stock and Preferred Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

  (2)
  the maximum fixed price upon the mandatory redemption or repurchase (including upon the option of the holder), in the case of Disqualified Capital Stock of such Person;

  (3)
  the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of Preferred Stock of a Restricted Subsidiary of such Person; and

  (4)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due or is redeemable at the option of the holder, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" excludes (1) extensions of trade credit by Casella and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Casella or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Casella or any warrants, options or other rights to purchase or acquire any such Capital Stock. If Casella or any Restricted Subsidiary of Casella sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Casella such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Casella, Casella shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.11 of the Indenture. The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

        "Issue Date" means January 24, 2003, the date of original issuance of the Notes.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Proceeds" means the aggregate cash proceeds received by Casella or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

        "Notes" means, collectively, Casella's 9.75% Senior Subordinated Notes due 2013 issued in accordance with Section 2.02 of the Indenture (whether on the Issue Date or thereafter) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

        "Obligations" means, with respect to any Indebtedness, the principal, premium, if any, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

        "Offering Circular" means the offering circular of Casella and the Guarantors dated January 21, 2003 relating to the Notes.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to Casella, a Guarantor or the trustee.

        "Permitted Business" means the business of Casella and its Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related thereto, which, for purposes hereof, shall include the business conducted by GreenFiber and businesses ancillary or reasonably related thereto.

        "Permitted Holder" means Berkshire Partners LLC and its Affiliates.

        "Permitted Investments" means:

  (1)
  any Investment in Cash Equivalents;

  (2)
  any Investment in Casella or any Guarantor;

  (3)
  any Investment by Casella or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Casella or a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.13 of the Indenture or any transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in clause (1) of the definition thereof;

  (5)
  any Investment acquired in exchange for the issuance of, or acquired with the net cash proceeds of any substantially concurrent issuance and sale of, Qualified Capital Stock; provided that no such issuance or sale shall increase the Basket;

  (6)
  loans and advances in the ordinary course of business to employees, officers or directors of Casella or any of its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million at any one time outstanding;

  (7)
  Hedging Obligations permitted by clause (6) of the second paragraph of Section 4.10 of the Indenture;

  (8)
  Investments in securities of trade creditors or customers received in settlement of obligations or upon the bankruptcy or insolvency of such trade creditors of customers pursuant to any plan of reorganization or similar arrangement; and

  (9)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of this Indenture, not exceeding $15.0 million at any one time outstanding.

        The amount of Investments outstanding at any time pursuant to clause (9) above shall be deemed to be reduced, without duplication:

  (a)
  upon the disposition or repayment of or return on any Investment made pursuant to clause (9) above, by an amount equal to the return of capital with respect to such Investment to Casella or any of its Restricted Subsidiaries (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

  (b)
  upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of Casella's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (9) above; and

  (c)
  upon the making of an Investment in a Person that was not a Restricted Subsidiary of Casella immediately prior to the making of such Investment but that subsequently becomes a Restricted Subsidiary of Casella, by an amount equal to the lesser of (x) the fair market value of Casella's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (9) above.

        "Permitted Junior Securities" means: (1) Equity Interests in Casella or any Guarantor; or (2) debt securities of Casella or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the Indenture.

        "Permitted Liens" means:

  (1)
  Liens on assets of Casella or any Guarantor to secure Senior Debt of Casella or such Guarantor;

  (2)
  Liens in favor of Casella or any Restricted Subsidiary;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Casella or its Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition thereof by Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness permitted by clause (3) of the second paragraph of Section 4.10 of the Indenture covering only the assets acquired with such Indebtedness;

  (7)
  Liens existing on the date of this Indenture and continuation statements with respect to such Liens filed in accordance with the provisions of the Uniform Commercial Code or similar state commercial codes;

  (8)
  judgment Liens not giving rise to an event of default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (9)
  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of Casella or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (10)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (11)
  Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (12)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

  (13)
  Liens securing Hedging Obligations;

  (14)
  deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

  (15)
  Liens of carriers, warehousemen, mechanics and materialmen, and other like liens incurred in the ordinary course of business;

  (16)
  Liens on any landfill acquired after the Issue Date securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;

  (17)
  Liens on the Capital Stock of Hardwick Landfill, Inc., Roach Enterprises, LLC or their successors or on the Capital Stock of any Restricted Subsidiary acquiring the assets of such companies securing the Obligations of Casella incurred in connection with the acquisition of Hardwick Landfill, Inc., Roach Enterprises, LLC or their assets to the sellers thereof; and

  (18)
  other Liens incurred in the ordinary course of business of Casella or any Restricted Subsidiary of Casella with respect to obligations that do not exceed $5.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Casella or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Casella or any of its Restricted Subsidiaries; provided that:

  (1)
  the principal amount (or accreted value, if applicable) or liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness, or the liquidation preference, plus accrued dividends and premium, if any, on the Preferred Stock, so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date, or mandatory redemption date, later than the final maturity date, or mandatory redemption date as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Preferred Stock being refinanced;

  (3)
  if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced;

  (4)
  if the Indebtedness being refinanced ranks pari passu with the Notes, such Permitted Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes;

  (5)
  Preferred Stock shall be refinanced only with Preferred Stock; and

  (6)
  the obligor(s) on the Permitted Refinancing Indebtedness thereof shall include only obligor(s) on such Indebtedness being refinanced, Casella and/or one or more of the Guarantors.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

        "Purchase Money Obligations" means Indebtedness of Casella or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the business of Casella or such Restricted Subsidiary; provided, however , that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or such construction or improvement and (3) such Indebtedness shall not be secured by any assets of Casella or any of its Restricted Subsidiaries other than the assets so acquired, constructed or improved.

        "Qualified Capital Stock" means any Capital Stock of Casella that is not Disqualified Capital Stock.

        "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Casella or a Restricted Subsidiary of Casella transfers such property to a Person and Casella or a Restricted Subsidiary of Casella leases it from such Person.

        "Senior Credit Facility" means the Amended and Restated Revolving Credit Agreement, dated April 28, 2005, by and among Casella, the Guarantors, Bank of America, N.A., individually and as administration agent, Bank of America Securities LLC, as sole arranger and sole book manager, Citizens Bank, as syndication agent, Sovereign Bank, Wachovia Bank and Calyon New York Branch, as co-documentation agents, and the lenders party thereto, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

        "Senior Debt" means:

  (1)
  all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

  (2)
  any other Indebtedness permitted to be incurred by Casella or a Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Casella; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by Casella;

  (2)
  any Indebtedness of Casella to any of its Subsidiaries or other Affiliates;

  (3)
  any trade payables; or

  (4)
  any Indebtedness that is incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the holders(s) of such obligation or their Representative shall have received an officers' certificate of Casella to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date of the initial borrowing thereunder is made would not) violate the Indenture).

        "Specified Assets" means K-C International Ltd., the brokerage business of KTI Recycling of New England Inc., the brokerage business of Pine Tree Waste Inc., US GreenFiber LLC, KTI New Jersey Fibers, Inc., Atlantic Coast Fibers, Inc., Casella NH Investors Co., LLC, Casella NH Power Co., LLC, Casella RTG Investors Co., LLC, RTG Holdings Corporation and the companies and assets comprising the FCR operating segment, or the successors of the foregoing only with respect to the businesses conducted by the foregoing on the date of this Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantee" means the subordinated Guarantee by each Guarantor of Casella's payment obligations under the Indenture and the Notes, executed pursuant to the Indenture.

        "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

  "Unrestricted Subsidiary" of any Person means

  •
  any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with Section 4.19 of the Indenture; and

  •
  any Subsidiary of such Unrestricted Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

        We may issue units, consisting of one or more securities, including common stock, preferred stock, debt securities and warrants, in any combination, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

  •
  the designation and the terms of the units and of any combination of common stock, preferred stock, debt securities and warrants constituting the units, including whether and under what circumstances the common stock, preferred stock, debt securities and warrants may be traded separately;

  •
  any additional terms of the governing unit agreement;

  •
  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the common stock, preferred stock, debt securities and warrants constituting the units; and

  •
  any applicable federal income tax consequences.

        The terms and conditions described under "Description of Common Stock," "Description of Preferred Stock," "Description of Debt Securities," and "Description of Warrants" and those described below under "—Significant Provisions of the Unit Agreement" will apply to each unit and to any security included in each unit, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of the material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description and for other information regarding the units.

Significant Provisions of the Unit Agreement

         Obligations of Unit Holder.    Under the terms of a unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

         Assumptions of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

         Remedies.    Upon the acceleration of the debt securities constituting all or part of any units, our obligations may also be accelerated upon the request of the owners of not less than 50% of the affected units, on behalf of all the owners.

         Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder, and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with. If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

         Absence of Protections Against Certain Potential Events.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest, or providing for any other right or benefit, that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

         Modification Without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

  •
  cure any ambiguity;

  •
  correct or supplement any defective or inconsistent provision; or

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

         Modification With Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not without the consent of the holder of each outstanding unit affected modify the holders' units or the terms of the unit agreement in any manner that would:

  •
  materially and adversely affect the holders' units or the terms of the unit agreement; or

  •
  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

        Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities—Modification of Indenture; Waiver."

         Consolidation, Merger or Sale of Assets.    The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

  •
  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

  •
  the surviving entity expressly assumes all of our obligations under the debt securities and each indenture and, if required by law to effectuate the assumption, executes supplements to indentures which will be delivered to the trustees and will be in form and substance reasonably satisfactory to the trustees;

  •
  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

  •
  we or the surviving entity have delivered to the trustees an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us and we will be discharged from all obligations and covenants under the indentures and the debt securities.

         Unit Agreements Not Qualified Under Trust Indenture Act.    A unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

         Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

         New York Law to Govern.    The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities;"

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters or dealers for resale to the public or to investors;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  directly to investors; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of our securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale, and we will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

        Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Derivative Sales

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our class A common stock, which is listed on the NASDAQ Stock Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities of ours, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our class A common stock. As a result, the price of our class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ Stock Market, in the over-the-counter market or otherwise.

Indemnity

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

        The validity of the securities offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

        The financial statements as of and for the years ended April 30, 2007 and 2008 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2008 have been so incorporated in reliance on the report of Vitale, Caturano & Co. Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements for the year ended April 30, 2006 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers, LLP., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility.

        We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in specified documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus.

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended April 30, 2008;

  (2)
  Our Quarterly Report on Form 10-Q as filed with the SEC on September 4, 2008;

  (3)
  Our Current Report on Form 8-K as filed with the SEC on August 28, 2008;

  (4)
  All our filings pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement; and

  (5)
  The description of our class A common stock contained in our Registration Statement on Form 8-A dated October 15, 1997.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested), at no cost, to you if you submit a request to us by writing to or telephoning us at the following address or telephone number:

Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701
Telephone: (802) 775-0325
Attention: Ned Coletta

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Casella Waste Systems, Inc. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$9,825
Transfer agent's, trustee's and depository's fees and expenses	10,000
Printing and engraving expenses	10,000
Legal fees and expenses	40,000
Accounting fees and expenses	40,000
Miscellaneous	10,000

Total expenses	$119,825

Item 15.    Indemnification of Directors and Officers.

        Section 102 of the Delaware corporate law statute allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the Delaware General Corporation Law statute permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that he be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

        Section 145 provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.

        Article Sixth of Casella's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of Casella to Casella or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions, and Article Seventh requires indemnification of directors and officers of Casella, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit

Exhibit Number		Description
1.2		The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.1	(1)	Second Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2	(1)	Second Amended and Restated By-laws of the Registrant, as amended.
4.3		Indenture, dated as of January 24, 2003, as supplemented, by and among the Registrant, the Guarantors named therein and U.S. Bank National Association.
4.4	(2)	Form of junior subordinated indenture.
4.5	(3)	Form of stock certificate of the Registrant's Class A Common Stock, $.01 par value per share.
4.6		The form of any senior subordinated note with respect to each particular series of senior subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.7		The form of any junior subordinated note with respect to each particular series of junior subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and incorporated hereby by reference.
4.8		The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.9		The form of any warrant agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.10		The form of any unit agreement, including the form of unit certificate, will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends. Filed herewith.
23.1		Consent of Vitale, Caturano & Co. Ltd. Filed herewith.
23.2		Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.3		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23.4		Consent of PricewaterhouseCoopers LLP on Financial Statements of US GreenFiber, LLC. Filed herewith.
24.1		Power of Attorney (see page II-6 of this Registration Statement).
25.1		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Junior Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 000-23211) filed with the SEC on December 7, 2007 and incorporated herein by reference.

(2)
Filed as an exhibit to Registrant's Registration Statement on Form S-3 (File No. 333-121088) filed with the SEC on December 8, 2004 and incorporated herein by reference.

(3)
Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-33135) filed with the SEC on October 9, 1997 and incorporated herein by reference.

Item 17.    Undertakings.

         Item 512(a) of Regulation S-K.    The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

  (2)
  That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         Item 512(b) of Regulation S-K.    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Item 512(h) of Regulations S-K.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Item 512(i) of Regulation S-K.    The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Item 512(j) of Regulation S-K.    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Waste Systems, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of October, 2008.

Signature	Title

/s/ JOHN W. CASELLA John W. Casella	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ JAMES W. BOHLIG James W. Bohlig	Chief Development Officer, President, Renewables Group and Director
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer
/s/ MICHAEL K. BURKE Michael K. Burke	Director
/s/ JAMES F. CALLAHAN, JR. James F. Callahan, Jr.	Director
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Director
/s/ JOHN F. CHAPPLE III John F. Chapple III	Director
/s/ JOSEPH G. DOODY Joseph G. Doody	Director
/s/ JAMES P. MCMANUS James P. McManus	Director
/s/ GREGORY B. PETERS Gregory B. Peters	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

ALL CYCLE WASTE, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of All Cycle Waste, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable All Cycle Waste, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

ATLANTIC COAST FIBERS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Atlantic Coast Fibers, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Atlantic Coast Fibers, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

B. AND C. SANITATION CORPORATION
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of B. and C. Sanitation Corporation, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable B. and C. Sanitation Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

BLUE MOUNTAIN RECYCLING, LLC
By:	FCR, LLC†
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, FCR, LLC, as sole manager of Blue Mountain Recycling, LLC, hereby constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacity as sole manager to enable Blue Mountain Recycling, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as it may be signed by said attorney to said Registration Statement and any and all amendments thereto.

Signature		Title	Date

FCR, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Manager †	October 15, 2008

†
Blue Mountain Recycling, LLC has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

BRISTOL WASTE MANAGEMENT, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Bristol Waste Management, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bristol Waste Management, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

C.V. LANDFILL, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of C.V. Landfill, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable C.V. Landfill, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA ALBANY RENEWABLES, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Vice President and Treasurer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Renewable Systems, LLC as sole member of Casella Albany Renewables, LLC and the undersigned officers of Casella Albany Renewables, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as sole member of Casella Albany Renewables, LLC and officers of Casella Albany Renewables, LLC to enable Casella Albany Renewables, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

Signature		Title	Date

/s/ JOHN W. CASELLA John W. Casella		Vice President (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro		Vice President and Treasurer (Principal Financial and Accounting Officer)	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig		President	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella		Vice President	October 15, 2008
CASELLA RENEWABLE SYSTEMS, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Vice President and Treasurer	Sole Member †	October 15, 2008

†
Casella Albany Renewables, LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA MAJOR ACCOUNT SERVICES, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Waste Systems, Inc., the sole member of Casella Major Account Services, LLC, and the undersigned officers of Casella Major Account Services LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as the sole member of Casella Major Account Services, LLC and officers of Casella Major Account Services, LLC to enable Casella Major Account Services LLC, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN W. CASELLA John W. Casella		Vice President and Secretary (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro		Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig		President	October 15, 2008
CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman and Chief Executive Officer	Sole Member †	October 15, 2008

†
Casella Major Account Services, LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA RENEWABLE SYSTEMS, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Vice President and Treasurer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Waste Systems, Inc., as sole member of Casella Renewable Systems, LLC, and the undersigned officers of Casella Renewable Systems, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as sole member of Casella Renewable Systems, LLC and officers of Casella Renewable Systems, LLC to enable Casella Renewable Systems, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

Signature		Title	Date

/s/ JOHN W. CASELLA John W. Casella		Vice President, Secretary and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro		Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig		President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella		Vice President and Director	October 15, 2008
CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman and Chief Executive Officer	Sole Member †	October 15, 2008

†
Casella Renewable Services, LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA RTG INVESTORS CO., LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Waste System, Inc., the sole member of Casella RTG Investors Co., LLC, and the undersigned officers of Casella RTG Investors Co., LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of Casella RTG Investors Co., LLC and officers of Casella RTG Investors Co., LLC to enable Casella RTG Investors Co., LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JOHN W. CASELLA John W. Casella		President (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro		Principal Financial and Accounting Officer	October 15, 2008
CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman and Chief Executive Officer	Sole Member †	October 15, 2008

†
Casella RTG Investors Co., LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA TRANSPORTATION, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Transportation, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Transportation, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	President and Director	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Waste Management of Massachusetts, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Management of Massachusetts, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA WASTE MANAGEMENT OF N.Y., INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Waste Management of N.Y., Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Management of N.Y., Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Waste Management of Pennsylvania., Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Management of Pennsylvania., Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA WASTE MANAGEMENT, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Waste Management., Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Management, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	President and Director	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CASELLA WASTE SERVICES OF ONTARIO, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of N.Y., Inc., the sole member of Casella Waste Services of Ontario, LLC, and the undersigned officers of Casella Waste Services of Ontario, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of Casella Waste Services of Ontario, LLC and officers of Casella Waste Services of Ontario, LLC to enable Casella Waste Services of Ontario, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Secretary (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
Casella Waste Services of Ontario, LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CHEMUNG LANDFILL, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of N.Y., Inc., the sole member of Chemung Landfill, LLC, and the undersigned officers of Chemung Landfill, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as sole member of Chemung Landfill, LLC and officers of Chemung Landfill, LLC to enable Chemung Landfill, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

Signature	Title	Date

/s/ JOHN W.CASELLA John W. Casella	Vice President and Secretary (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
Chemung Landfill, Inc. has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

COLEBROOK LANDFILL LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services, Inc., the sole member of Colebrook Landfill, LLC, and the undersigned officers of Colebrook Landfill, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as sole member of Colebrook Landfill, LLC and officers of Colebrook Landfill, LLC to enable Colebrook Landfill, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Secretary (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008

NEW ENGLAND WASTE SERVICES, INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
Colebrook Landfill LLC. has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

CWM ALL WASTE LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Waste Management, Inc., the sole member of CWM All Waste LLC, and the undersigned officers of CWM All Waste LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of CWM All Waste LLC and officers of CWM All Waste LLC to enable CWM All Waste LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008

CASELLA WASTE MANAGEMENT, INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
CWM All Waste LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FAIRFIELD COUNTY RECYCLING, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Fairfield County Recycling, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Fairfield County Recycling, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR CAMDEN, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Camden, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Camden, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR FLORIDA, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Florida, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Florida, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR GREENSBORO, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Greenboro, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Greensboro, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR GREENVILLE, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Greenville, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Greenville, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR MORRIS, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Morris, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Morris, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR REDEMPTION, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Redemption, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Redemption, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR TENNESSEE, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR Tennessee, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR Tennessee, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FCR, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of FCR, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCR, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

FOREST ACQUISITIONS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Forest Acquisitions, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Forest Acquisitions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

GRASSLANDS INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Grasslands Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Grasslands Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

GROUNDCO LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of Vermont, Inc., the sole member of GroundCo LLC, and the undersigned officers of GroundCo LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of GroundCo LLC and officers of GroundCo LLC to enable GroundCo LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Principal Executive Officer	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President (Principal Executive Officer)	October 15, 2008

NEW ENGLAND WASTE SERVICES OF VERMONT, INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
GroundCo LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

HAKES C & D DISPOSAL, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Hakes C & D Disposal, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hakes C & D Disposal, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

HARDWICK LANDFILL, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Hardwick Landfill, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hardwick Landfill, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

HIRAM HOLLOW REGENERATION CORP.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Hiram Hollow Regeneration Corp., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hiram Hollow Regeneration Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

THE HYLAND FACILITY ASSOCIATES
By:	Casella Waste Management of N.Y., Inc. its managing partner†
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Waste Management of N.Y., Inc., the managing partner of The Hyland Facility Associates, and the undersigned directors of Casella Waste Management of N.Y., Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the managing partner of The Hyland Facility Associates and directors of Casella Waste Management of N.Y., Inc. to enable The Hyland Facility Associates to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

CASELLA WASTE MANAGEMENT OF N.Y., INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director	General Partner†	October 15, 2008

/s/ JOHN W. CASELLA John W. Casella	Director of Casella Waste Management of N.Y., Inc	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Director of Casella Waste Management of N.Y., Inc.	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Director of Casella Waste Management of N.Y., Inc	October 15, 2008

†
The Hyland Facility Associates has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

K-C INTERNATIONAL, LTD.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of K-C International, Ltd., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable K-C International, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI BIO FUELS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI Bio Fuels, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI Bio Fuels, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI ENVIRONMENTAL GROUP, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI Environmental Group, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI Environmental Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI NEW JERSEY FIBERS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI New Jersey Fibers, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI New Jersey Fibers, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI OPERATIONS INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI Operations Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI Operations Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI RECYCLING OF NEW ENGLAND, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI Recycling of New England, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI Recycling of New England, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI SPECIALTY WASTE SERVICES, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI Specialty Waste Services, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI Specialty Waste Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

KTI, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of KTI, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KTI, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

LEWISTON LANDFILL, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of ME, Inc., the sole member of Lewiston Landfill, Inc. and the undersigned officers of Lewiston Landfill, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as the sole member of Lewiston Landfill, LLC and officers of Lewiston Landfill, LLC to enable Lewiston Landfill, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Secretary (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008
/s/ BRIAN OLIVER Brian Oliver	Vice President	October 15, 2008

NEW ENGLAND WASTE SERVICES OF ME, INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
Lewiston Landfill, LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP
By:	KTI Environmental Group, Inc., its general partner†
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, KTI Environmental Group, Inc., the general partner of Maine Energy Recovery Company, Limited Partnership, and the undersigned directors of KTI Environmental Group, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the general partner of Maine Energy Recovery Company, Limited Partnership and directors of KTI Environmental Group, Inc. to enable Maine Energy Recovery Company, Limited Partnership to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

KTI ENVIRONMENTAL GROUP, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director	General Partner†	October 15, 2008

/s/ JOHN W. CASELLA John W. Casella	Director of KTI Environmental Group, Inc.	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Director of KTI Environmental Group, Inc.	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Director of KTI Environmental Group, Inc.	October 15, 2008

†
Maine Energy Recovery Company, Limited Partnership has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of New England Waste Services of Massachusetts, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New England Waste Services of Massachusetts, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	President and Director	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEW ENGLAND WASTE SERVICES OF ME, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of New England Waste Services of ME, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New England Waste Services of ME, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEW ENGLAND WASTE SERVICES OF N.Y., INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of New England Waste Services of N.Y., Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New England Waste Services of N.Y., Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 20088
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of New England Waste Services of Vermont, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New England Waste Services of Vermont, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEW ENGLAND WASTE SERVICES, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of New England Waste Services, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable New England Waste Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEWBURY WASTE MANAGEMENT, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Newbury Waste Management, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Newbury Waste Management, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEWS OF WORCESTER LLC
By:	Casella Waste Systems, Inc., its sole member*
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, Casella Waste Systems, Inc., the sole member of NEWS of Worcester LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of NEWS of Worcester LLC to enable NEWS of Worcester LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman and Chief Executive Officer	Sole Member	October 15, 2008

*
NEWS of Worcester LLC has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NEWSME LANDFILL OPERATIONS, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of ME, Inc., the sole member of NEWSME Landfill Operations, LLC, and the undersigned officers of NEWSME Landfill Operations, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of NEWSME Landfill Operations, LLC and officers of NEWSME Landfill Operations, LLC to enable NEWSME Landfill Operations, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Principal Executive Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008

NEW ENGLAND WASTE SERVICES OF ME, INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
NEWSME Landfill Operations, LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of North County Environmental Services, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable North County Environmental Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Northern Properties Corporation of Plattsburgh, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Northern Properties Corporation of Plattsburgh to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

NORTHERN SANITATION, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Northern Sanitation, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Northern Sanitation, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

PERC, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of PERC, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PERC, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

PERC MANAGEMENT COMPANY LIMITED PARTNERSHIP
By:	PERC, Inc., its general partner†
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, PERC, Inc., the general partner of PERC Management Company Limited Partnership, and the undersigned directors of PERC, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the general partner of PERC Management Company Limited Partnership and directors of PERC, Inc. to enable PERC Management Company Limited Partnership to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

PERC, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director	General Partner†	October 15, 2008

/s/ JOHN W. CASELLA John W. Casella	Director of PERC, Inc.	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Director of PERC, Inc.	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Director of PERC, Inc.	October 15, 2008

†
PERC Management Company Limited Partnership has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

PINE TREE WASTE, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Pine Tree Waste, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Pine Tree Waste, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

R.A. BRONSON INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of R.A. Bronson Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable R.A. Bronson Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

RESOURCE RECOVERY SYSTEMS, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Resource Recovery Systems, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Resource Recovery Systems, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

RESOURCE TRANSFER SERVICES, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Resource Transfer Services, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Resource Transfer Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

RESOURCE WASTE SYSTEMS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Resource Waste Systems, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Resource Waste Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

SCHULTZ LANDFILL, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Schultz Landfill, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Schultz Landfill, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

SOUTHBRIDGE RECYCLING & DISPOSAL PARK, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Southbridge Recycling & Disposal Park, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Southbridge Recycling & Disposal Park, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

SUNDERLAND WASTE MANAGEMENT, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Sunderland Waste Management, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sunderland Waste Management, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

TEMPLETON LANDFILL LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of Massachusetts, Inc., the sole member of Templeton Landfill LLC, and the undersigned officers of Templeton Landfill LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of Templeton Landfill LLC and officers of Templeton Landfill LLC to enable Templeton Landfill LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008

NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

†
Templeton Landfill LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

TRILOGY GLASS LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, New England Waste Services of N.Y., Inc., the sole member of Trilogy Glass, LLC, and the undersigned officers of Trilogy Glass, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below to the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as the sole member of Trilogy Glass, LLC and officers of Trilogy Glass, LLC to enable Trilogy Glass, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Secretary (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President	October 15, 2008

NEW ENGLAND WASTE SERVICES OF N.Y., INC.

By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer	Sole Member†	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

U.S. FIBER, LLC
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of U.S. Fiber, LLC, hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable U.S. Fiber, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

WASTE-STREAM INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Waste-Stream Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Waste-Stream Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

WESTFIELD DISPOSAL SERVICE, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Westfield Disposal Service, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Westfield Disposal Service, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	Vice President and Director	October 15, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 15th day of October, 2008.

WINTERS BROTHERS, INC.
By:	/s/ PAUL J. MASSARO Paul J. Massaro Principal Financial and Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Winters Brothers, Inc., hereby severally constitute and appoint John W. Casella our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Winters Brothers, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorney to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CASELLA John W. Casella	Vice President and Director (Principal Executive Officer)	October 15, 2008
/s/ PAUL J. MASSARO Paul J. Massaro	Principal Financial and Accounting Officer	October 15, 2008
/s/ JAMES W. BOHLIG James W. Bohlig	President and Director	October 15, 2008
/s/ DOUGLAS R. CASELLA Douglas R. Casella	Vice President and Director	October 15, 2008

 EXHIBIT INDEX

Exhibit Number	Description
1.2	The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.1(1)	Second Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2(1)	Second Amended and Restated By-laws of the Registrant, as amended.
4.3	Indenture, dated as of January 24, 2003, as supplemented, by and among the Registrant, the Guarantors named therein and U.S. Bank National Association.
4.4(2)	Form of junior subordinated indenture.
4.5(3)	Form of stock certificate of the Registrant's Class A Common Stock, $.01 par value per share.
4.6
The form of any senior subordinated note with respect to each particular series of senior subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.7
The form of any junior subordinated note with respect to each particular series of junior subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and incorporated hereby by reference.
4.8
The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.9	The form of any warrant agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
4.10	The form of any unit agreement, including the form of unit certificate, will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends. Filed herewith.
23.1	Consent of Vitale, Caturano & Co. Ltd. Filed herewith.
23.2	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23.4	Consent of PricewaterhouseCoopers LLP on Financial Statements of US GreenFiber, LLC. Filed herewith.
24.1	Power of Attorney (see page II-6 of this Registration Statement).
25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Junior Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 000-23211) filed with the SEC on December 7, 2007 and incorporated herein by reference.

(2)
Filed as an exhibit to Registrant's Registration Statement on Form S-3 (File No. 333-121088) filed with the SEC on December 8, 2004 and incorporated herein by reference.

(3)
Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-33135) filed with the SEC on October 9, 1997 and incorporated herein by reference.

QuickLinks

Registrant Guarantors
Explanatory Note
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD LOOKING INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (dollar amounts in thousands)
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX